UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
___________________________________

MOTIVNATION, INC.
(Exact name of registrant as specified in its charter)

NEVADA                                                                                                                        82-6008492
(State or other jurisdiction of incorporation or organization                                                                                                                   (I.R.S. Employer identification No.

c/o 8 Corporate Park, Suite 300
Irvine, California  92606
 (Address of principal executive offices)
________________________________________________
2009 Consulting and Legal Services Plan

 (Full title of plan)
________________________________

George Lefevre
CEO, CFO, Secretary, and Director
c/o 8 Corporate Park, Suite 300
Irvine, California  92606
 (Name and address of agent for service)
(949) 266-8979
 (Telephone number, including area code of agent for service)

Copy to:
Owen Naccarato, Esq.
18301 Von Karman Avenue, Suite 430
Irvine, CA 92612
(949) 851-9261

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

Large accelerated filer	☐		Accelerated filer	☐
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	[X]

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be Registered (1)	Proposed maximum offering price per share (3)	Proposed maximum Aggregate offering Price	Amount of Registration fee
Common Stock ($.001 par value)	16,000,000 (2)	$0.001	$16,000	$0.89

(1)   Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also shall cover an indeterminate amount of any additional shares of the Registrant’s common stock that become issuable under the Registrant’s 2009 Consulting and Legal Services Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction that results in an increase in the number of outstanding shares of the Registrant’s common stock effected without the Registrant’s receipt of consideration.

(2) Includes all shares currently authorized under the Registrant’s 2009 Consulting and Legal Services Plan as detailed in the chart below.

(3)  Estimated solely for the purpose of determining the amount of registration fee and pursuant to Rules 457(c) and 457 (h) of the General Rules and Regulations under the Securities Act of 1933, based upon the average of the bid and asked prices per share of the registrant’s common stock reported by the OTC Nasdaq Stock Market on September 11, 2009.

		Offering
	Number of	Price per	Aggregate
Securities	Shares	Share	Offering Price
Common stock reserved for issuance under the 2009 Equity Incentive Plan	16,000,000	$0.001	$16,000.00

PART I

INFORMATION REQUIRED IN THIS SECTION 10(a) PROSPECTUS

Item 1.                                Plan Information.

The document or documents containing the information specified in Part I are not required to be filed with  the Securities and  Exchange  Commission  (the."Commission") as part of this Form S-8 Registration Statement, but will be provided as may be required under Rule 428(b)(1) of the Securities Act of 1933.

Individual  agreements  with the Employees or  Consultant  which provide for the payment for services  rendered in shares of the common stock of the Company, in lieu of cash,  have been  attached to the  Registration  Statement  as Exhibits..These documents and the documents incorporated by reference in this Registration Statement  pursuant  to  Item 3 of Part II of this  Form  S-8,  taken together constitute  a prospectus  that meets the  requirements  of Section  10(a) of the Securities Act.

a.       General Plan Information

         1. 2009 Consulting and Legal Services Plan

         2. Nature and purpose of the Plan is to provide stock options and stock compensation to employees and consultants of the Company.

         3. The Plan is not subject to Employee Retirement Income Security Act of 1974.

         4. Additional information can be obtained by contacting:

                George R. LeFevre, President
CEO, CFO, Secretary, and Director
c/o 8 Corporate Park, Suite 300
Irvine, California  92606
                Phone:                      (949) 266-8979

         The Plan does not have a Plan Administrator and the Plan does not invest.

b.       Securities to be Offered

This Registration Statement on Form S-8 registers for resale 16,000,000 shares of common stock, $0.001  par value per share ("Common Stock"),  of MotivNation Inc. (the "Company").

         1. Title: Common Stock
         Amount:  8,000,000 shares to be issued to consultant-attorney, Owen Naccarato, Esq, Naccarato &
Associates for legal services provided from July 1, 2009 to September 30, 2009 pursuant to the Plan; and

         8,000,000 shares to be issued to consultant Jay Isco for accounting and other services provided from
July 1, 2009 to September 30, 2009 pursuant to the Plan; and

         GRAND TOTAL – 16,000,000 shares to be offered, of which 8,000,000 shares are issued to consultant- attorney.

2009 STOCK AWARD PLAN

The Company's Board of Directors has approved grants of 16,000,000 shares to Consultants of the Company to date.

CONSULTING AGREEMENT STOCK

The Company has agreed to issue shares under a Consulting Fee Agreement for legal services between the Company and the individual listed below for legal services rendered in business matters, in the ordinary course of business, not including mergers, fundraising or stock promotions.

                           NAME                             NUMBER OF SHARES TO
                                                                         BE GRANTED
--------------------------------------------------------------------------------
                   Owen Naccarato, Esq.                      8,000,000

The Company has agreed to issue shares under a Consulting Fee Agreement for legal services between the Company and the individual listed below for accounting and other services rendered in business matters, in the ordinary course of business, not including mergers, fundraising or stock promotions.

                           NAME                             NUMBER OF SHARES TO
                                                                         BE GRANTED
--------------------------------------------------------------------------------
                   Jay Isco                                               8,000,000

         2. The stock is registered under Section 12g of the Exchange Act.

c.       Employees Who May Participate in the Plan

         All employees to Company may participate while employed with the Company and/or any subsidiaries of the Company.

d.       Purchase of Securities Pursuant to the Plan and Payment for Securities Offered

         1. Participation is allowed in the 2009 fiscal year at the market price per share, in amounts to be set by the Board of Directors.

         2. Payment for the securities purchased may only be in cash or through services.

         3. Employees are not required to contribute to the Plan.

         4.  Employees and the registrant are not required to contribute to the Plan.

         5. Reports are not made to employees participating in the Plan, since the Plan does not hold assets for employees' accounts.

         6.  Securities will not be purchased for the Plan in either the open market or through private transactions.

e.       Resale Restrictions

         There are no resale restrictions on plan participants, except in the event the participant is an officer, director or affiliate, or in the event that the Plan contains a repurchase right of issuer, for any stock, or options, as a pre-condition of resale.

f.       Tax Effects of Plan Participation

         Participants will be taxed upon any shares issued for services provided or for awards.  Participants will not be taxable on stock options issued to employees at the market price on date of grant.

g.       Investment of Funds

         No assets are held under the Plan.

h.       Withdrawal from the Plan; Assignment of Interest

         1.   Employees may refuse to accept compensation or options.

         2. No assignment of an interest in the Plan is possible, however, stock or options received under the Plan may be assigned, subject to the terms of the Plan, including the Right to Repurchase as defined therein.

         3.   Not applicable.

i.       Forfeitures and Penalties

         Except as otherwise determined by the Plan Administrator, at the time of the Award, upon termination of a Participant's continuous service during the applicable  restriction  period, the Participant's  Restricted Stock, that is at that time subject to  restrictions  shall be  forfeited  and  reacquired  by the Company; provided that the Plan Administrator may provide, by rule or regulation or in any Award agreement, or may  determine  in any  individual case, that restrictions or forfeiture conditions relating to Restricted Stock shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Plan Administrator may in other cases waive in whole or in part the forfeiture of Restricted Stock.

j.       Charges and Deductions and Liens Therefore

         Not applicable.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents filed by MotivNation, Inc. (the “Company” or“MOVT”) with the Securities and Exchange Commission (the “Commission”) are incorporated by reference herein:

(a) The Company’s annual report on Form 10-KSB for the fiscal years ended December 31, 2008 and 2007;

(b) The Company’s quarterly report on Form 10-QSB for the quarter ended June 30, 2009.

      The Company’s Current Reports on Form 8-K filed with the Commission on July 28, 2008.

(c) The Registrant’s Form 10SB12G/A filed on December 23, 2002, pursuant to Section 12 of the Exchange Act, in which there is described the terms, rights and provisions applicable to the Registrant’s outstanding Common Stock;

(d) any document filed by the Company with the Commission pursuant to Sections 13(a), 13( c), 14 or 15(d) of the Exchange Act subsequent to the date hereof, but prior to the filing of a post-effective amendment to this Registration Statement which Indicates that all shares of Common Stock registered hereunder have been sold or that deregisters all such shares of common Stock then remaining unsold, such documents being deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

Item 4. Description of Securities

Not applicable.

Item 5. Interests of Named Experts and Counsel

The legality of the shares of Common Stock offered hereby has been passed upon for the Company by Owen Naccarato Esq., of Naccarato & Associates.  A portion of the shares being registered herein are being issued to MotivNation’s attorney in such law firm for services provided to MOVT.

Item 6. Indemnification of Directors and Officers

A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for conduct as a director, except for liability of the director for (i) acts or omissions that involve intentional misconduct or a knowing violation of law by the director: (ii) conduct which violates Chapter 78.300 of the Nevada Revised Statutes, pertaining to unpermitted distributions to stockholders; or (iii) any transaction from which the director will personally receive a benefit in money, property, or services to which the director is not legally entitled.  If the laws of the State of Nevada are amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted there under, as so amended.  Any repeal or modification of the foregoing paragraph by the stockholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

The corporation is authorized to indemnify, agree to indemnify or obligate itself to advance or reimburse expenses incurred by its directors, Officers employees or agents to the full extent of the laws of the State of Nevada as may now or hereafter exist

Commission Policy

Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers or persons controlling the Company, MOVT has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Item 7. Exemption from Registration Claimed

Not applicable.

Item 8.                      Exhibits

The Exhibits to this registration statement are listed in the index to Exhibits on page 9.

Item 9. Undertakings.

1.	The undersigned Registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

 (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d)    That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

2.
The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California on September 21, 2009.

By   /s/  George LeFevre___
George Lefevre, CEO, CFO, Secretary and Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                      Title                                Date

/s/ George Lefevre
______________                      Chairman of the Board of Directors            September 21, 2009
George Lefevre                                    CEO, CFO, and Secretary

INDEX TO EXHIBITS

Exhibit NO.	Description

5.1           Opinion of Counsel, regarding the legality of the securities registered hereunder.

10.13   2009 Consulting and Legal Services Plan

23.1           Consent of Spector, Wong, Davidian, LLP

23.2           Consent of Counsel (included as part of Exhibit 5.1)